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                                                                 Exhibit 10.2.

Original Document on                              Norwest Bank Minnesota, N.A.
Norwest Banks' Letterhead                         Bloomington Office
                                                  7900 Xerxes Avenue South
                                                  Bloomington, Minnesota 55431
                                                  612/830-7000

April 28, 1998


Mr. Paul Stephenson
Vice President of Finance and Administration
Check Technology Corporation
12500 Whitewater Drive
Minnetonka, MN.  55343-9420

Dear Mr. Stephenson:

I am pleased to inform you that Norwest Bank Minnesota, N.A. (the "Bank") has approved the renewal of a committed line of credit (the "Line") in the amount of $2,500,000.00 to be offered to Check Technology Corporation. The availability of the Line is subject to the Bank's receipt of a new executed promissory note (the "Note") and our mutual execution of this letter agreement. The following terms and conditions shall apply to the Line:

BORROWER       Check Technology Corporation (the "Borrower").

TYPE One year, committed line of credit, with an initial maturity date of March 31, 1999

AMOUNT         $2,500,000.00

PURPOSE        To finance working capital needs of the Borrower.

INTEREST With each advance, the Borrower will have the following interest rate options:

               (1) Norwest Base Rate, floating, or
               (2) LIBOR plus 1.75% for 30, 60, 90 and 180 days periods.

               Interest will be payable at the end of each month for each Base Rate advance. Interest will be payable on maturity for each LIBOR advance, or at the end of 90 days in the case of interest contract periods of more than 90 days. If the Borrower elects the LIBOR rate option, each advance shall be in an amount not less than $100,000.

PREPAYMENTS    Prepayments of principal may be made at any time by the Borrower without penalty; however, any payments of LIBOR borrowing contracts made prior to the stated contractual maturity of the contract will be subject to reimbursement to Bank for reasonable redeployment costs.


COLLATERAL     Unsecured, however, all current assets of Borrower must remain free of liens or encumbrances.


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Mr. Paul Stephenson
April 28, 1998
Page 2

FACILITY FEE   A facility fee of one-fifth of one percent (20 basis points) per annum computed on a 360-day basis will be applied to the unused portion of the revolving, one-year line of credit. This fee shall be paid in arrears at the end of each calendar quarter.

COVENANTS      The Borrower agrees to comply with the following:

               1.) Preserve its corporate existence and, along with all subsidiaries, adequately maintain and insure its properties. Additionally, the Borrower will not, nor will it permit any subsidiary to sell, dispose of, or transfer away any material portion of its assets or properties necessary or desirable for the proper conduct of its business.

               2.) All corporate assets, including all subsidiary assets, must be kept free and clear of liens, except for currently existing liens and purchase money security interests.

               3.) The Borrower and each of its subsidiaries must refrain from issuing a corporate guaranty or becoming contingently liable in connection with any obligation of any other person or entity.

               4.) On a consolidated basis and in accordance with GAAP, the financial performance and conditions of the Borrower must remain within the following bounds at all times:

               (a) TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. Maintain a ratio of total liabilities to Tangible Net Worth of less than 1.0 to 1.0 at all times.

                    "Tangible Net Worth" means total assets less total
               liabilities and less the following types of assets: (1) leasehold improvements; (2) receivables and other investments in or amounts due from any shareholder, director, officer, employee or other person or entity related to or affiliated with the Borrower; (3) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible.

               (b) CURRENT RATIO. Maintain a ratio of Current Assets to Current Liabilities of at least 2.0 to 1.0 at all times.

                    "Current Assets" means current assets less receivables and investments in or other amounts due from any shareholder, director, officer, employee or any person or entity related to or affiliated with the Borrower.

                    "Current Liabilities" means current liabilities less any
               portion of such current liabilities that constitute Subordinated Debt.

                    "Subordinated Debt" means debt that is expressly
               subordinated to the Bank in a writing acceptable to the Bank.

               5.) Provide the Bank with annual audited financial statements within 120 days of the Borrower's fiscal year end, quarterly financial statements within 45 days of quarter end, and quarterly compliance certificates during periods of borrowing.


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     Mr. Paul Stephenson
     April 28, 1998
     Page 3

               6.) Promptly notify the Bank upon knowledge of the occurrence of an event of default hereunder or under the Note.

               7.) Supply the Bank with such other information as the Bank may from time to time reasonably request, and permit the Bank to have access to its books, records, properties, and principal officers as it may reasonably request.

CONDITIONS
PRECEDENT      Prior to the making of the first advance under the Line, the
               Borrower shall deliver, at the Bank's request, certified borrowing resolutions and an incumbency certificate, duly executed by the corporate secretary of the Borrower and in form and content acceptable to the Bank. Furthermore, the Bank has the right to not consider any requests for advances under the Line if, as of the date of such request, there exists an event of default under the Note.

DEFAULT The Bank may declare the Line terminated and declare the unpaid principal, accrued interest and all other amounts payable under the Note to be immediately due and payable, if the Borrower fails in the observance or performance of any covenant or agreement contained herein, and continuance for more than 30 days. In addition, the Note contains events of default that are incorporated herein by reference.

If the provisions of this Letter Agreement are acceptable, please sign below and return to me at Norwest. Please Contact either signer below if you have any questions.


Sincerely,

/s/  Douglas L. Van Metre                          /s/ Jill S. Fedoruk
-------------------------                          --------------------
  Douglas L. Van Metre                                Jill S. Fedoruk
Vice President                                     Portfolio Manager
830-8933                                           830-8936

Accepted By:

CHECK TECHNOLOGY CORPORATION

By:   /s/ Paul Stephenson
   ----------------------------------------------

Its:  Vice President - Finance and Administration
    ---------------------------------------------

Date: April 28, 1998
     --------------------------------------------


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-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
 Original Document on                                          Commercial Note
 Norwest Banks' Letterhead

-------------------------------------------------------------------------------
 Name                                             Date
 Check Technology Corporation                     April 30, 1998
-------------------------------------------------------------------------------
Choose one of the following
 /X/  On the earlier of demand or March 31        , 1999    ; or     / / on    ,
          19   ; or      / /   days
     after Date, the resulting choice being the "Due Date," which also means the date, if any, on which this note is accelerated.
For value received, the undersigned (if more than one, jointly, and severally) promise(s) to pay to the order of Norwest Bank Minnesota, National Association (the "Bank") at 7900 Xerxes Ave. So., Bloomington, MN 55431-2206 or at any other place designated at any time by the holder of this Note, in lawful money of the United States of America, the principal sum of Two Million Five Hundred Thousand - - - - - - - - - - - - - - - - - and no/100 Dollars ($2,500,00.00),
or as much as has been disbursed and remains outstanding on this Note at the Due Date, as is shown by the Bank's records, together with interest (calculated on the basis of actual days elapsed in a year of 360 days) on the unpaid principal of this Note from the Date until this Note is fully paid, at the following rate:
(Choose one of the following):
     / /  an annual rate of ________% (the "Note Rate").
     / / an annual rate equal to _______% in excess of the Base Rate, each change in the interest rate to become effective on the day the corresponding change in the Base Rate becomes effective (the "Note Rate").
     / / an annual rate equal to _______% in excess of the Base Rate, with an initial rate to be tied to the Base Rate in effect on the date this Note is signed and the rate for each month thereafter to be tied to the Base Rate in
effect on the   day of the immediately preceeding month (the "Note Rate").
     /X/ an annual rate EQUAL TO THE VARIABLE BASE RATE, OR A FIXED RATE EQUAL TO 1.75% OVER THE AVAILABLE RESERVE ADJUSTED LIBOR OF LIKE MATURITY AT THE DATE OF REQUEST (the "Note Rate").
"Base Rate" means the rate of interest established by   from time to time as its
"base" or "prime" rate or "______________________________________________" rate.
If this   / / is checked, the Note Rate shall never be less than      % and
shall never to greater than ___%.
After the Due Date, the unpaid principal and interest on this Note shall bear interest until paid at the rate of _______% per annum in excess of the Note
Rate in effect on the Due Date except that, if the Bank is located in Minnesota and the original principal amount of this Note is less than $100,000.00, or the Bank is located in North Dakota, this Note shall bear the same interest rate after its Due Date as was in effect on the Due Date. The interest rate on this Note shall never exceed the maximum rate permitted by law.
     / /  Interest shall be payable on the Due Date.
     /X/ Interest shall be payable monthly commencing May 31, 1998, and on the same day of each succeeding month, and on the Due Date.
If this / / is checked, if any payment required by this Note is not paid within ____ days after the payment is due, Borrower will make an additional payment to
the Bank of (Choose one)  / /  $_________;    / /  $_________% of the amount of
the late payment (the "Late Fee").
The undersigned may, at any time, prepay this Note, in whole or from time to time in part: (Choose one)
    / / without premium or penalty, upon written or telephonic notice to the Bank; or,
   / / provided that, upon prepayment, the Bank will be entitled to receive a prepayment penalty equal to _____% of the principal amount to be prepaid.
   / /  In addition, the undersigned shall pay to the Bank a nonrefundable:
(Mark the applicable fee type(s)) / / commitment fee,
       / / facility fee, / / documentation fee, / / application and loan processing fee of (Choose one) / / $__________;
      / / _________% of the principal amount of this Note, at the time this Note is signed.
(Check if applicable)
  /X/ The undersigned may borrow, prepay and reborrow under this Note until the Due Date within the limits of this Note and subject to the terms and conditions in any other agreements between the undersigned and the bank.
  / / Any advances made under this Note shall be at the sole discretion of the Bank and the Bank is not obligated to make any advance.
THE REVERSE SIDE OF THIS NOTE CONTAINS IMPORTANT, ADDITIONAL PROVISIONS, ALL OF WHICH ARE MADE A PART HEREOF.
The proceeds of this loan will be used for business or agricultural purposes only.

-------------------------------------------------------------------------------
Name                                    By:
Check Technology Corporation            Paul Stephenson
-------------------------------------------------------------------------------
Street Address                          Its:
12500 Whitewater Drive                  V.P. -- Chief Financial Officer
                                       ----------------------------------------
                                        By:
-------------------------------------------------------------------------------
City, State and Zip                     Its:

Minnetonka, MN 55343-0420
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